UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 23, 2009

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 23, 2009 Overstock.com, Inc. (the “Company”) entered into (i) a Financing Agreement dated December 22, 2009 (the “Financing Agreement”) with U.S. Bank National Association (“U.S. Bank”), and (ii) a Security Agreement dated December 22, 2009 with U.S. Bank (the “Security Agreement”) and related agreements described in the Financing Agreement and/or Security Agreement.

The Financing Agreement provides for revolving loans and other financial accommodations to or for the benefit of the Company of (i) up to $10 million for cash-collateralized advances, and (ii) up to $10 million for advances supported by the Company’s non-cash collateral.  The maximum credit potentially available under the revolving facility is $20 million.  The Company’s obligations under the Financing Agreement and all related agreements are secured by all or substantially all of the Company’s assets, excluding its interest in certain litigation.  Subject to certain exceptions, the full amount of the revolving facility is expected to be available to the Company as long as $20 million is maintained on deposit with U.S. Bank.  The obligation of U.S. Bank to make advances under the Financing Agreement is subject to the conditions set forth in the Financing Agreement.

The Company’s failure to keep at least $20 million on deposit in certain accounts with U.S. Bank would constitute a “triggering event” under the Financing Agreement. If a triggering event occurs, the Company would become subject to financial covenants (i) limiting the Company’s capital expenditures to $20 million annually, and (ii) requiring the Company to maintain a fixed charges coverage ratio of at least 1.10 to 1.00 as of the end of any fiscal quarter for the period of the prior four quarters.  The occurrence of a triggering event could also result in a decrease in the amount available to the Company under the non cash-collateralized portion of the facility, as availability would then depend, in part, on the Borrowing Base (as defined in the Financing Agreement).  The Financing Agreement and the credit facility terminate on October 2, 2011.

Subject to certain interest rate floors and other exceptions, advances under the Financing Agreement bear interest at either (a) Libor plus 1% for cash-collateralized financing, including letters of credit, or (b) Libor plus 2.5% for non cash- collateralized advances.  The default rate of interest is 2.0% per annum over the otherwise applicable interest rate.  An unused line fee of 0.375% is payable annually on the unused portion of the $10 million portion of the facility available for non cash-collateralized advances.

The Financing Agreement includes affirmative covenants as well as negative covenants that prohibit a variety of actions without the approval of U.S. Bank, including, without limitation, covenants that (subject to certain exceptions) limit the Company’s ability to (a) incur or guarantee debt or enter into indemnity agreements, (b) create or permit liens, (c) enter into any merger or consolidation or purchase or otherwise acquire all or substantially all of the assets of another person or the assets comprising any line of business or business unit of another person, (d) except for permitted acquisitions, purchase the securities of, create, invest in, or form any subsidiary or other entity, (e) make loans or advances, (f) purchase, acquire or redeem shares of its capital stock or other securities, (g) change its capital structure or issue any new class of capital stock, (h) change its business objectives, purposes or operations in a manner which could reasonably be expected to have a material adverse effect, (i) change its fiscal year, (j) enter into transactions with affiliates, (k) sell assets except for the sale of inventory in the ordinary course of business, (l) make payments except regularly scheduled interest payments on its convertible debt or, after the occurrence of a triggering event, repurchase, redeem, defease, or acquire its convertible debt, (m) permit judgments to be rendered against it in excess of certain limits or having specified effects, depending in part on whether a triggering event has occurred or would occur, (n) take certain actions regarding its receivables, and (o) take certain actions regarding its inventory.

Events of default under the Financing Agreement include, without limitation, (a) any failure by the Company to pay any principal of the Obligations (as defined in the Financing Agreement) when due or any failure by the Company to pay any other Obligations within three business days after any such amount becomes due, (b) any failure by the Company to observe, perform or comply with any of the financial covenants when applicable under the Financing Agreement, (c) any failure of any of the Loan Documents (as defined in the Financing Agreement) to be in full force and effect or the Company so asserts in writing, or any of the liens created by any of the Loan Documents ceases to be enforceable in accordance with its terms, or any Loan Document ceases to be effective to grant perfected liens on the collateral described in the Loan Documents with the priority purported or warranted to be created thereby, (d) subject to any applicable grace periods, any failure by the Company to observe, perform or comply in all material respects with any term or provision of the Financing Agreement or any of the other Loan Documents (as defined in the Financing Agreement), exclusive of defaults otherwise specifically covered by the Financing Agreement, (e) any representation or warranty made by or on behalf of the Company in or in connection with the Financing Agreement or the transactions contemplated thereby or to induce U.S. Bank to make any loan under the Financing Agreement was false in any material respect, in the good faith judgment of U.S. Bank, when made or furnished or deemed to have been made or furnished, (f) any failure of the Company to be Solvent (as defined in the Financing Agreement), the Company becomes generally unable to pay its debts as they become due, the Company makes a general assignment for the benefit of creditors or calls a meeting of creditors for the composition of debts or the Board of Directors or any committee thereof authorizes any of such actions, (g) any of certain acts of bankruptcy occur, (h) any federal, state or local legislation is enacted which allows any person to obtain a lien on any material part of the Collateral (as defined in the Financing Agreement) which is superior to the liens and interests of U.S. Bank in such part of the Collateral, (i) during the continuance of a triggering event, an uninsured casualty loss occurs with respect to any of the Collateral having an aggregate fair market value of greater than $250,000, (j) any default occurs under the terms of any Indebtedness (as defined in the Financing Agreement) in an aggregate amount exceeding $1,000,000 which represents any borrowing or financing from any person, (k) a contribution failure occurs with respect to any pension plan sufficient to give rise to a lien under ERISA and such contribution failure continues without remedy for 15 business days after the Company learns of the contribution failure, (l) the institution against the Company of any criminal proceeding for which forfeiture of any asset is a potential penalty, or the Company is enjoined, restrained or in any way prevented by order of a Governmental Authority (as defined in the Financing Agreement) from conducting any material part of its business and such order is not stayed, to the satisfaction of U.S. Bank, or dissolved within five business days, (m) the Company is voluntarily dissolved or ceases to exist or any final and nonappealable order or judgment is entered decreeing its dissolution, (n) a Change of Control (as defined in the Financing Agreement) occurs, (o) the annual audit report required by the Financing Agreement is not an unqualified audit report, (p) the Company or any of its subsidiaries discovers or is given notice or otherwise has knowledge of specified environmental issues which, individually or in the aggregate, will or could reasonably be estimated to subject the Company to indebtedness, liability or obligations in excess of $250,000, (q) a default occurs by the Company under its primary credit card processing agreement, (r) a default occurs under the Company’s convertible senior notes, (s) the Company’s capital stock is delisted from the Nasdaq stock exchange, or (t) subject to certain exceptions, the Company fails to timely file with the Securities and Exchange Commission periodic and current reports (other than the Form 10-Q filed by the Company for the quarter ended September 30, 2009) that are in material compliance with the requirements of the Securities and Exchange Act of 1934, as amended.

With certain exceptions, a termination fee of up to 1.0% of the non cash-collateralized portion of the facility is payable by the Company if the Company terminates the facility prior to its stated termination date.

The Financing Agreement, the Security Agreement and the related Revolving Note (Regular Advances) and Revolving Note (Cash Secured Advances) are filed as exhibits to this Current Report on Form 8-K, and reference is hereby made to such documents for a more complete description of the terms of the agreements and the facility.

In addition to the transactions contemplated by the Financing Agreement, the Company intends to utilize other commercial banking services from U.S. Bank or its affiliates, including treasury management services, investment management services, and purchase card services.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with its execution and delivery of the Financing Agreement and other agreements described or referenced in Item 1.01, the Company terminated its credit facility with Wells Fargo Bank, National Association, subject to provisions relating to outstanding letters of credit issued by Wells Fargo for the account of the Company and other transitional provisions.  As previously reported, the Company had previously terminated its Amended and Restated Loan and Security Agreement dated January 6, 2009 (the “Agreement”) with Wells Fargo Retail Finance, LLC.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)	Exhibits.	10.1	Financing Agreement dated as of December 22, 2009.

		10.2	Security Agreement dated as of December 22, 2009.

		10.3	Revolving Note (Regular Advances) dated as of December 22, 2009.

		10.4	Revolving Note (Cash Secured Advances) dated as of December 22, 2009.

99.1                           Press Release issued December 23, 2009

Certain statements contained in this Form 8-K may be “forward-looking statements.” Our Form 10-K/A for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and our Current Report on Form 8-K/A filed on November 23, 2009, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in any of our projections, estimates or forward-looking statements. In addition, there also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also affect the accuracy of any such forward-looking statements or could impair the Company’s business or results of operations. You are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance
Date: December 23, 2009